Exhibit 99.1
News Release

FOR IMMEDIATE RELEASE:	FOR MORE INFORMATION CONTACT:
September 14, 2009	Tony Davis 318.388.9525 tony.davis@centurytel.com

CenturyLink Prices $650 Million of Debt Securities

MONROE, La. . . . CenturyLink (CenturyTel, Inc., NYSE symbol: CTL) announced that it priced $250 million of 10-year, unsecured senior notes and $400 million of 30-year, unsecured senior notes earlier today.

The $250 million of 10-year senior notes was priced at 99.891% of par with a coupon of 6.15%, or an effective yield to maturity of 6.165%. The $400 million of 30-year senior notes was priced at 99.955% of par with a coupon of 7.6%, or an effective yield to maturity of 7.604%. These senior notes have been rated BBB- by Standard & Poor’s and Fitch, and Baa3 by Moody’s, all with a stable outlook.

CenturyLink expects to use the net proceeds from this offering, along with additional borrowings under its existing revolving credit facilitiy, to fund the tender offers announced this morning for up to $800 million principal amount of outstanding CenturyLink and Embarq Corporation unsecured senior notes due 2010 to 2013.

BofA Merrill Lynch, Barclays Capital Inc., J.P. Morgan Securities Inc. and Wells Fargo Securities, LLC are the joint book-running managers for this offering.  The senior notes are being offered pursuant to CenturyLink’s existing shelf registration statement, which became automatically effective upon filing with the Securities and Exchange Commission. A prospectus supplement and accompanying prospectus describing the terms of this offering will be filed with the Securities and Exchange Commission. When available, copies of the prospectus supplement and accompanying prospectus for this offering may be obtained from: BofA Merrill Lynch, telephone 1-800-294-1322, Barclays Capital Inc. at 1-888-603-5847, J.P. Morgan Securities Inc., call collect: 212-834-4533 or Wells Fargo Securities, LLC at 1-800-326-5897. This press release is neither an offer to sell nor a solicitation of an offer to buy any securities, and this offering will not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful.

About CenturyLink

CenturyLink is a leading provider of high-quality voice, broadband and video services over its advanced communications networks to consumers and businesses in 33 states. CenturyLink, headquartered in Monroe, La., is an S&P 500 Company and expects to be listed in the Fortune 500 list of America's largest corporations. For more information on CenturyLink, visit http://www.centurylink.com.

Forward Looking Statements

This press release includes certain forward-looking statements, estimates and projections that are based on current expectations only, and are subject to a number of risks, uncertainties and assumptions, many of which are beyond the control of CenturyLink. Actual events and results may differ materially from those anticipated, estimated or projected if one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect. Factors that could affect actual results include but are not limited to the possibility that CenturyLink’s existing or potential noteholders will not be receptive to the its pending tender offers; corporate developments that could preclude, impair or delay the above-described transactions due to restrictions under the federal securities laws; changes in the terms of our credits facilities or ratings; changes in CenturyLink’s cash requirements or financial position; changes in general market, economic, tax, regulatory or industry conditions that impact the ability or willingness of CenturyLink to consummate the above-described offering or its pending tender offers; CenturyLink’s continued access to credit markets on favorable terms; and other risks referenced from time to time in CenturyLink’s filings with the Securities and Exchange Commission. There can be no assurances that the above-described transactions will be consummated on the terms described above or at all. You should be aware that new factors may emerge from time to time and it is not possible for CenturyLink to identify all such factors, nor can CenturyLink predict the impact of each such factor on its plans, or the extent to which any one or more factors may cause actual results to differ from those reflected in any forward-looking statements. You are further cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. CenturyLink undertakes no obligation to update any of its forward-looking statements for any reason.